Exhibit 4.1


                                 (FACE OF NOTE)


                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT MAY BE AVAILABLE TO PERMIT SALE OR TRANSFER OF THIS NOTE TO "QUALIFIED INSTITUTIONAL BUYERS" (WITHIN THE MEANING OF RULE
144A) WITHOUT REGISTRATION. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT PRIOR TO THE DATE WHICH THREE YEARS AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE THAT THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR THERETO), THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED FROM, ONLY (a) TO THE COMPANY, (b) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN

DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (c) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2), (3) OR (7) OF RULE 502 UNDER THE SECURITIES ACT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (e) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (f) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR THE TRUSTEE'S RIGHT TO RECEIVE PRIOR TO TRANSFER UNDER CLAUSE (f) THE LEGAL OPINIONS AND PRIOR TO TRANSFER UNDER CLAUSE (d) THE CERTIFICATES, IN EACH CASE AS REQUIRED BY THE INDENTURE (FORMS OF WHICH ARE EXHIBITS TO THE INDENTURE, AND SUBJECT, IN ANY EVENT, TO THE COMPLETION AND DELIVERY TO THE TRUSTEE OF THE CERTIFICATE OF TRANSFER APPEARING ON THE REVERSE OF THIS NOTE AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.


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
No. G-1                                                 CUSIP NUMBER 909196-AA-5

                          UNISON HEALTHCARE CORPORATION

                          12-1/4% SENIOR NOTE DUE 2006

                  Unison HealthCare Corporation, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns the principal sum of 100,000,000 Dollars, on November 1, 2006.

         Interest Payment Dates:  May 1 and November 1, commencing May 1, 1997

         Record Dates:  April 15 and October 15

                  Reference is made to the further provisions of this Senior Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Senior Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                                 UNISON HEALTHCARE CORPORATION

                                                 By:  /s/ Craig R. Clark
                                                    ____________________________

                                                 By:  /s/ Jerry M. Walker
                                                    ____________________________


Certificate of Authentication:
This is one of the 12-1/4% Senior
Notes due 2006 referred to in
the within-mentioned Indenture


FIRST BANK NATIONAL ASSOCIATION, as Trustee

By:    /s/
   ________________________________________
Authorized Signatory


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
                                 (REVERSE SIDE)

                          UNISON HEALTHCARE CORPORATION

                          12-1/4% SENIOR NOTE DUE 2006

1. INTEREST.

                  Unison HealthCare Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing on May 1, 1997, at the rate of 12-1/4% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Senior Notes. Under certain circumstances, holders of the Senior Notes are entitled to receive additional interest. See paragraph 8 herein.

                  The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to .5% per annum; and the per annum interest rate of such additional interest will increase by an additional .25% per annum for each subsequent 90-day period during which such overdue principal and installments of interest remain unpaid, up to a maximum additional interest rate of 2.0% per annum.

2. METHOD OF PAYMENT.

                  The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the April 15 or October 15 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to the Senior Notes, the Holders of which have given wire transfer instructions to the Paying Agent on or before the relevant record date, shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

3. PAYING AGENT AND REGISTRAR.

                  Initially, First Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Senior Notes. Neither the Company nor any of its

Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4. INDENTURE; RESTRICTIVE COVENANTS.

                  The Company issued this Senior Note under an Indenture dated as of October 31, 1996 (the "Indenture") by and between the Company and the Trustee. The terms of this Senior Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Senior Note is subject to all such terms, and the Holder of this Senior Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Senior Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

                  The Senior Notes are general unsecured senior obligations of the Company limited to up to $100,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, (i) the incurrence of additional indebtedness; (ii) certain restricted payments, including the payment of dividends on the redemption of equity interests by the Company; (iii) the issuance of equity interests in subsidiaries; (iv) the creation of liens; (v) restrictions on the ability of subsidiaries to pay dividends, make certain payments and transfer property to the Company; (vi) transactions with affiliates; (vii) the transfer or sale of assets; and (viii) the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person.

5. OPTIONAL REDEMPTION.

                  The Company may redeem the Senior Notes, in whole or in part, at any time on or after November 1, 2001 at the redemption prices set forth in
Section 3.07 of the Indenture, together, in each case, with accrued and unpaid interest to the redemption date.

                  In addition, the Company may redeem Senior Notes out of the net proceeds of one or more Public Equity Offerings at the redemption price, in the amount and under the terms set forth in the Indenture.

6. NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Senior Notes to be redeemed at its registered address as it shall appear on the register of the Senior Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Senior Note.

7. OFFERS TO PURCHASE.

                  The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Senior Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Senior Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8. REGISTRATION RIGHTS.

                  Pursuant to the Senior Note Registration Rights Agreement by and among the Company, the Guarantors party thereto and CIBC Wood Gundy Securities Corp., Cruttenden Roth Incorporated and Wheat, First Securities, Inc. as initial purchasers of the Senior Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Senior Note shall have the right to exchange this Senior Note for Senior Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Senior Note Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Senior Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Senior Note Registration Rights Agreement.

9. DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Note selected for redemption or register the transfer of or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed or any Senior Note after it is called for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

10. PERSONS DEEMED OWNERS.

                  The registered Holder of this Senior Note may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY.

                  If money for the payment of principal, premium or interest on any Senior Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER.

                  Subject to certain exceptions, the Indenture or the Senior Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Senior Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Senior Notes in addition to certificated Senior Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

13. SUCCESSOR ENTITY.

                  When a successor corporation assumes all the obligations of its predecessor under the Senior Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14. DEFAULTS AND REMEDIES.

                  Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(7) or (8) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Senior Notes then outstanding plus accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable. In case an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Senior Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

15. TRUSTEE DEALINGS WITH THE COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS.

                  As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Senior Note by accepting this Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note.

17. DEFEASANCE AND COVENANT DEFEASANCE.

                  The Indenture contains provisions for defeasance of the entire indebtedness on this Senior Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

18. ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Senior Notes. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. GOVERNING LAW.

                  THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SENIOR NOTES.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF A SENIOR NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE
TO: UNISON HEALTHCARE CORPORATION, 7272 E. Indian School Road, Suite 214, Scottsdale, AZ 85251, Attention: Chief Financial Officer.

21. AUTHENTICATION

                  This Senior Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Senior Note.

                                    GUARANTEE

                  Each guarantor (each a "Guarantor" and collectively the "Guarantors" including any successor Person under the Indenture) has unconditionally guaranteed, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Senior Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in
Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.








                           [intentionally left blank]

                  The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

SUNQUEST SPC, INC.                                CHRISTOPHER NURSING
  an Arizona corporation                            CENTER, INC.
BRITWILL HEALTHCARE COMPANY                         a Colorado corporation
  a Delaware corporation                          AMBERWOOD COURT, INC.
BRITWILL INVESTMENTS - I, INC.                      a Colorado corporation
  a Delaware corporation                          THE ARBORS HEALTH CARE
BRITWILL INVESTMENTS - II, INC.                     CENTER, INC.
  a Delaware corporation                            an Arizona corporation
BRITWILL FUNDING CORPORATION                      LOS ARCOS, INC.
  a Delaware corporation                            a Colorado corporation
EMORY CARE CENTER, INC.                           PUEBLO NORTE, INC.
  a Texas corporation                               a Colorado corporation
MEMPHIS CLINICAL                                  RIO VERDE NURSING CENTER, INC.
  LABORATORY, INC.                                  a Colorado corporation
  a Tennessee corporation                         SIGNATURE MANAGEMENT
AMERICAN PROFESSIONAL                               GROUP, INC.
  HOLDINGS, INC.                                    a Colorado corporation
  an Utah corporation                             CORNERSTONE CARE, INC.
AMPRO MEDICAL SERVICES, INC.                        a Colorado corporation
  a Texas corporation                             ARKANSAS, INC.
GAMMA LABORATORIES, INC.                            a Colorado corporation
  a Missouri corporation                          DOUGLAS MANOR, INC.
SIGNATURE HEALTH CARE                               a Colorado corporation
  CORPORATION                                     SAFFORD CARE, INC.
  a Delaware corporation                            a Colorado corporation
BROOKSHIRE HOUSE, INC.                            REHABWEST, INC.
  a Colorado corporation                            a Colorado corporation

                                    /S/ Jerry M. Walker
                                    ____________________________________________
                                    Jerry M. Walker
                                    President for the above subsidiaries of
                                    Unison HealthCare Corporation

QUEST PHARMACIES, INC.                DECATUR SPORTS FIT & WELLNESS
  an Arizona corporation                CENTER, INC.
                                        an Alabama corporation
/s/ Phillip R. Rollins                THERAPY HEALTH SYSTEMS, INC.
____________________________________    a Mississippi corporation
Phillip R. Rollins                    HENDERSON & ASSOCIATES
Vice President for the above            REHABILITATION, INC.
subsidiary of                           an Alabama corporation
Unison HealthCare Corporation         SUNBELT THERAPY MANAGEMENT
                                        SERVICES, INC.
                                        an Alabama corporation
SUNBELT THERAPY MANAGEMENT
  SERVICES, INC.
  an Arizona corporation              /s/ Phillip R. Rollins
                                      _______________________________________
                                      Phillip R. Rollins
/s/ Phillip R. Rollins                Secretary for the above subsidiaries of
____________________________________  Unison HealthCare Corporation
Phillip R. Rollins
Secretary for the above
subsidiary of
Unison HealthCare Corporation

                                   ASSIGNMENT


I or we assign and transfer this Senior Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Senior Note on the books of the Company. The Agent may substitute another to act for him.


                                   [Check One]

/ / (a) this Senior Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

/ / (b) this Senior Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Senior Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Senior Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Date:    _______________________

Your Signature: _______________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

 Signature Guarantee: ____________________________________________________TO BE
COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________


 ______________________________________

NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Senior Note purchased by the Company pursuant to Section 4.08 or Section 4.22 of the Indenture, check the appropriate box:

         / /    Section 4.08                / /    Section 4.22

                  If you want to have only part of the Senior Note purchased by the Company pursuant to Section 4.08 or Section 4.22 of the Indenture, state the amount you elect to have purchased:

$____________________
 (multiple of $1,000)

Date: _______________

Your Signature:  ___________________________________________
(Sign exactly as your name appears on the face of this Note)

_______________________________
Signature Guaranteed